                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

Amendment No. 1
[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[ ] Definitive Information Statement


                                LASER PHOTONICS, INC.
                                ---------------------

                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
________________________________________________________________________________

2) Aggregate number of securities to which transaction applies:
________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________

4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________

5) Total fee paid:
________________________________________________________________________________

[ ] Fee paid previously with the preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
_____________________________________

2) Form, Schedule or Registration Statement No.:
_____________________________________

3) Filing Party:
_____________________________________

4) Date Filed:
_____________________________________

                              LASER PHOTONICS, INC.
                             A DELAWARE CORPORATION

                                EXECUTIVE OFFICES
                                2431 IMPALA DRIVE
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 602-3300
                            ------------------------

                NOTICE OF ACTION TAKEN BY CONSENT OF STOCKHOLDERS
                            ------------------------

TO THE STOCKHOLDERS OF LASER PHOTONICS, INC.:

         The holders of 4,764,241 shares, or 51.53%, of the issued and outstanding common stock, par value $0.01 per share (the "Common Stock") of Laser Photonics, Inc., a Delaware corporation (the "Company"), have considered, voted on and adopted the following proposal by written consent in lieu of a meeting pursuant to Section 228(a) of the Delaware General Corporation Law, as of February 4, 1998:

                             PROPOSAL TO BE ADOPTED

         (1) To adopt and approve a Certificate of Amendment to the Certificate of Incorporation of the Company which generally has the effect of increasing the authorized number of shares of Common Stock of the Company from 10,000,000 shares to 15,000,000 shares.

         This proposal will become effective not less than twenty (20) calendar days after the mailing of this Information Statement to the Company's stockholders.

                             -----------------------

                WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND
               YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT

                             -----------------------



                                                 LASER PHOTONICS, INC.



                                                 By: /s/ Chaim Markheim
                                                    ----------------------------
                                                     Chaim Markheim
                                                     Chief Financial Officer

Carlsbad, California
DATED: April ____, 1999

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              LASER PHOTONICS, INC.
                             A DELAWARE CORPORATION

                                EXECUTIVE OFFICES
                                2431 IMPALA DRIVE
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 602-3300
                            ------------------------

                              INFORMATION STATEMENT
                                       FOR
                                  ACTION TAKEN
                           BY CONSENT OF STOCKHOLDERS
                            -------------------------

         This information statement (the "Information Statement") is furnished to the stockholders of Laser Photonics, Inc., a Delaware corporation (the "Company"), in connection with the action taken by the written consent of the stockholders of the Company with respect to the stockholder resolution as described elsewhere in this Information Statement.

         The holders of 4,764,241 shares, or 51.53%, of the issued and outstanding common stock, par value $0.01 per share (the "Common Stock") of the Company considered, voted on and adopted the following proposal, as of February 4, 1998:

                             PROPOSAL TO BE ADOPTED
                             ----------------------

           (1) To adopt and approve a Certificate of Amendment to the Certificate of Incorporation of the Company which generally has the effect of increasing the authorized number of shares of Common Stock of the Company from 10,000,000 shares to 15,000,000 shares.

This proposal will become effective not less than twenty (20) calendar days after the mailing of this Information Statement to the Company's stockholders.
                             -----------------------

                WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND
               YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT
                             -----------------------

RECORD DATE

         Only stockholders of record at the close of business on February 4, 1998 (the "Record Date") were entitled to submit their consents to the stockholder resolution, as described elsewhere in this Information Statement. The Company's Common Stock is its only class of issued and outstanding voting securities. On February 4, 1998, the Record Date fixed by the Board of Directors, the Company had issued and outstanding 9,246,095 shares of Common Stock. Each share of Common Stock is entitled to one vote for each share held as of record, and there are no preemptive rights. The Company's current Certificate of Incorporation, pursuant to Delaware law, does not allow for cumulative voting, and therefore, stockholders were entitled to one vote per share on all matters to be consented to by the stockholders. Shares representing at least a majority of the voting power of the 9,246,095 shares of Common Stock issued and outstanding on the Record Date were represented by consents of the stockholders to constitute a quorum for conducting business.

APPROVAL BY COMPANY'S STOCKHOLDERS; NO SOLICITATION OF CONSENTS OF PROXIES

         The proposal, as described in this Information Statement, need only be adopted by the written consent or affirmative vote of at least a majority of the issued and outstanding shares of Common Stock of the Company. The proposal, as described in this Information Statement, has been adopted by the written consent of the majority of the issued and outstanding voting shares of the Company. The Company is not soliciting consents or proxies in connection with the proposal, as described in this Information Statement, and stockholders have no obligation to submit either of them in connection with the mailing of this Information Statement. Delaware law does not require that the proposal as described in this Information Statement be approved by a majority of the disinterested stockholders.

         A total of 9,246,095 shares of Common Stock were entitled to vote on the proposal as of February 4, 1998, as described in this Information Statement, and the affirmative vote of at least 4,623,048 shares of Common Stock was required to adopt each of such proposals. Section 228(a) of the Delaware General Corporation Law requires that all actions by consent of a corporation's stockholders be adopted by the written consent of such corporation's stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the written consent of 4,764,241 shares, or 51.53% of the issued and outstanding voting shares of the Company, as of February 4, 1998, in favor of the proposal described in this Information Statement.

LIST OF STOCKHOLDERS

         The list of all stockholders of record on February 4, 1998, will be available at the offices of the Company's transfer agent, American Stock Transfer & Trust Co., 6201 15th Avenue, Third Floor, Brooklyn, New York 10005, for at least twenty (20) days following the mailing of the Information Statement to the Company's stockholders.


                             ISSUANCES OF SECURITIES

CONVERTIBLE DEBT AND CONVERSION OF CONVERTIBLE DEBT

         In 1995, the Company sold an aggregate of $500,000 in six-month convertible secured notes in a private transaction, pursuant to an exemption from registration under Regulation S promulgated under the Securities Act. The Company also issued to such persons warrants to purchase up to 500,000 shares of Common Stock which expired in 1995 due to the Company's meeting of certain filing requirements. The noteholders were also granted a transferable one-year option to purchase 134,000 additional shares at $2.25 per share, and 134,000 shares at $3.00 per share, which were exercised in 1996, and 107,000 shares at $3.75 per share, which expired without exercise. In January and April 1996, the notes were converted into an aggregate of 538,583 shares of Common Stock at a conversion price of $0.96 per share. In April 1996, an additional 30,000 shares were issued pursuant to Regulation S as payment of past due rent valued at $60,000.

         During July and August, 1998, Acculase issued $1,000,000 of 10% Convertible Promissory Notes (the "Convertible Notes"). The Convertible Notes were guaranteed by the Company. Interest was payable annually and could be paid in cash or in the Company's Common Stock at the Company's option. The entire amount of principal was automatically converted in 500,000 shares of the Company's Common Stock, at a conversion price of $2.00 per share, on December 31, 1998. Additional shares will be issued subsequently in exchange for accrued but unpaid interest. As of the date of this Information Statement the exact amount of additional shares to be issued is unknown but the Company estimates that the number will not exceed 25,000 shares. The shares issued in conversion of the Convertible Notes are being registered on Form S-1. At December 31, 1998, the amount of accrued and unpaid interest on the Convertible Notes was $42,009.

         As of March 31, 1999, Pennsylvania Merchant Group, Ltd. ("PMG"), the Company's investment banker, arranged for the Company to issue to various investors $2,380,000 of units of its securities (the "Units"), each Unit consisting of: (i) $10,000 principal amount of 7% Series A Convertible Subordinated Notes (the "Subordinated Notes"); and (ii) common stock purchase warrants to purchase up to 2,500 shares of Common Stock (the "Unit Warrants"). The entire principal is due and payable in one payment on the earlier of: (i) December 15, 1999; or (ii) the date that is three business days after the Company consummates its next equity financing (the "Subsequent Financing") in which the Company receives net proceeds of at least $2,380,000 (the "Due Date"). Interest accruing on the Subordinated Notes through June 15, 1999 is payable on June 15, 1999. Interest accrued as of the earlier of the Due Date or December 15, 1999, is payable on the earlier of the Due Date or December 15, 1999. Payment of principal and interest on the Subordinated Notes is subordinate and junior in right of payment to the prior payment in full of all senior debt of the Company. The Subordinated Note holders may convert the Subordinated Notes and accrued and unpaid interest thereon, if any, into shares of Common Stock at any time prior to maturity or receipt of prepayment into shares of Common Stock at a conversion price of $2.00 per share. The Subordinated Notes provide that the conversion price is to be adjusted in the event that the Company issues shares of Common Stock for consideration of less than $2.00 per share. In such event, the per share conversion price will be adjusted to the issue price of such additionally issued shares of Common Stock.

         The Unit Warrants are exercisable into an initial 1,250 shares of Common Stock at any time after purchase until March 31, 2004. The balance of the Unit Warrants are exercisable into an additional 1,250 shares of Common Stock (the "Contingent Shares") if the Unit holder has voluntarily converted at least a portion of the principal amount of the Subordinated Note that make up a portion of the Unit into shares of Common Stock. The amount of Contingent Shares that may be acquired by a Unit Warrant holder will be proportionate to the ratio of the amount of principal of the Subordinated Notes which are converted into shares of Common Stock over the original principal amount of the Subordinated Notes. The exercise price of the Unit Warrants will be the lower of (i) $2.00 per share of Common Stock; and (ii) the price per share of Common Stock in the Subsequent Financing. The Unit Warrants provide that they may be adjusted in the event that the Company issues shares of Common Stock for consideration of less than $2.00 per share. In such event, the per share exercise price of the Unit Warrants will be adjusted to the issue price of such additionally issued shares of Common Stock. As of the date of this Information Statement, no adjustments have been made. All of the shares of Common Stock underlying the Subordinated Notes and the Unit Warrants are being registered on Form S-1.

CERTAIN ISSUANCES TO FORMER AFFILIATES

         In February, 1996, the Company issued 25,000 shares of Common Stock to Susan E. Barnes, the wife of Bernard B. Katz, a former director and Chairman of the Board of the Company, in consideration for her personal guaranty of $81,000 in lease obligations associated with the Company's Andover, Massachusetts facility. In February, 1996, the Company agreed to issue to Ms. Barnes 50,000 shares of Common Stock at a value of $1.00 per share for services she arranged to provide in connection with raising $1.5 million to finance the Company's emergence from the Bankruptcy Proceeding.

         In October, 1996, the Company issued an additional 100,000 shares of Common Stock to Ms. Barnes in connection with a second guaranty of the Andover lease and lease extension, after the lease went into default and the landlord was threatening immediate eviction. This second personal guaranty was secured by a pledge of 391,360 shares of her personally owned Helionetics common stock. The Andover lease was subsequently terminated. The Andover lease was the only lease of the Company guaranteed by stockholders of the Company. All guarantees of Ms. Barnes have been terminated.

ISSUANCE OF SHARES, OPTIONS AND WARRANTS

         On January 2, 1996, the Company adopted the Company's 1995 Non-Qualified Option Plan for key employees, officers, directors and consultants, and reserved up to 500,000 shares of Common Stock for which options could be granted thereunder. On January 2, 1996, the Company granted a total of 335,000 options at an exercise price of $1.50 per share to certain directors, employees and consultants.

         During 1996, the Company issued 151,000 shares of Common Stock and options to purchase up to 62,500 shares of Common Stock in exempt transactions to key employees and consultants for services rendered and as compensation at an exercise price of $2.50 per share. Included were issuances to certain current and former officers and directors for services rendered, as follows: (i) Steven
A. Qualls (10,000 shares), (ii) Chaim Markheim (5,000 shares) and (iii) Maxwell Malone (5,000 shares).

         During 1997, the Company issued a total of 105,000 shares of Common Stock to Don Davis, Esq. as a consultant in connection with legal services rendered to the Company. The services included, but were not limited to, general representation of the Company and securities disclosure work in relation to the Company's continuing obligation to provide reports pursuant to the Exchange Act. In addition, the Company issued to Raymond A. Hartman options to acquire 250,000 shares of Common Stock at an exercise price of $0.50 per share and having a five-year term, contingent upon certain performance contingencies. On April 5, 1999, the Company's Board of Directors deemed all such contingencies fulfilled and the options vested.

         On July 1, 1997, the Company granted a total of 108,500 options at an exercise price of $1.00 per share to certain employees and consultants. On October 31, 1997, the Company issued options to purchase up to 20,000 shares of Common Stock at an exercise price of $1.00 per share to a former director of the Company. In October, 1997, in satisfaction of all compensation owed by the Company to K.B. Equities, Inc., an affiliate of Mr. Katz and Ms. Barnes, for consulting services rendered to the Company in 1997, the Board of Directors granted options to acquire 100,000 shares of Common Stock to K.B. Equities at an exercise price of $0.75 per share, and with a term of seven years. Mr. Katz resigned from the Board of Directors of the Company on October 9, 1997.

         In August, 1997, the Company issued options to purchase up to 211,899 shares of Common Stock to the following persons, who are currently officers and directors of the Company, at an exercise price of $1.25 per share with a term of five (5) years: (i) Chaim Markheim (20,250 options), (ii) Raymond A. Hartman (20,250 options), (iii) Alan R. Novak (71,399 options), and (iv) John J. McAtee, Jr. (100,000 options).

         On December 15, 1997, the Company issued Warrants to PMG to purchase up to 300,000 shares of Common Stock at an exercise price of $2.00 per share, which expire on December 15, 2002. The Warrants were issued to PMG as compensation for past and future investment banking and advisory services. The 300,000 shares underlying the Warrants are being registered on Form S-1.


         In April, 1998, the Company issued options to Chaim Markheim to purchase up to 250,000 shares of Common Stock at an exercise price of $2.875 per share with a five (5) year term.

         In April, 1998, the Company issued options to purchase up to 100,000 shares of Common Stock, at the exercise price of $2.875 per share, with a five-year term, and 20,000 shares of Common Stock to certain consultants for services rendered. The 20,000 shares were issued for services rendered at a price of $1.00 per share.

         Outside/non-employee members of the Board of Directors receive options to purchase up to 20,000 shares of Common Stock as compensation, on an annual basis, at an exercise price equal to the market price of the Common Stock on the last trading day of the preceding year. The options vest at the rate of 5,000 options per quarter during each quarter in which such person has served as a member of the Board of Directors. The Company granted to John J. McAtee and Alan
R. Novak options to purchase up to 20,000 shares of Common Stock at an exercise price of $2.875 per share for services rendered during 1998. The Company granted to Messrs. McAtee and Novak an additional 20,000 options to purchase a like number of shares of Common Stock at an exercise price of $2.8125 per share for services to be rendered during 1999. Of these options, 5,000 are vested as of the date of this Information Statement.

         Upon Warwick Alex Charlton's joining the Company's Board of Directors on March 8, 1999, he was granted options to purchase 20,000 shares of Common Stock at an exercise price of $2.8125 per share for services to be rendered during 1999. In addition, Mr. Charlton was granted options, all of which are vested, to acquire up to 150,000 shares of Common Stock at $3.00 per share. Of these options 5,000 are vested as of the date of this Proxy Statement. Upon appointment of Steven Girgenti and Harry Mittelman to the Board of Directors on April 20, 1999, they were each granted options to purchase 15,000 shares of Common Stock at an exercise price of $2.8125 per share for services to be rendered during 1999. None of these options are vested as of the date of this Proxy Statement. In addition, Mr. Girgenti and Dr. Mittelman were each granted options, all of which are vested, to acquire up to 50,000 shares of Common Stock at $4.75 per share.

         On October 29, 1998, the Company and Computer Science Corporation ("CSC") through CSC Healthcare-Life Sciences Practice group entered into an agreement (the "CSC Agreement"), whereby CSC is to develop a commercial strategy, define required execution resources and obtain required resources for the commercial exploitation of the Company's excimer laser technology. CSC provides consulting services to various businesses, including the Company, regarding the introduction of medical technology for commercialization. CSC has been compensated for its consulting services through the payment of approximately $231,100 in fees and expenses. In addition to the fees that have been paid in 1998, the Company is to pay to CSC an additional $157,600 as contingent compensation at such time as the Company raises no less then $6,000,000 in equity. Warwick Alex Charlton, Vice President of CSC is also the Non-Executive Chairman of the Board of the Company.

         In 1999, in respect of the period August, 1998, through February, 1999, the Company granted to its current legal counsel, Matthias & Berg LLP ("M& B"), options to acquire an aggregate of 17,864 shares of the Company's Common Stock at exercise prices of between $1.50 and $2.56 per share. The options are exercisable for a period of 120 months from the date of grant. These options were issued as a part of a fee agreement between the Company and M&B, whereby M&B received options having an exercise price equal to 20% of its monthly fees in the form of common stock of the Company valued at the closing bid price on the last day of each month. M&B agreed to forego collection of such fees, and use the uncollected fees to exercise the options by cancellation of the outstanding fees.

         On April 5, 1999, the Company issued to a non-executive employee options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $3.1875. Such options vest, pursuant to a schedule, over a period of five years.

CERTAIN ISSUANCES OF SECURITIES

         In September and October, 1997, the Company privately sold a total of 679,500 restricted shares of Common Stock in a private placement at a price of $1.25 per share. The price of the Common Stock on the date of this transaction was $2.50 per share. The Company sold an additional 28,601 shares at a price of $1.25 per share in the third quarter of 1997. The price of the Common Stock on the date of this transaction was $2.56 per share. These funds were used in part to pay outstanding accounts payable and to make a partial payment on delinquent Federal and State taxes outstanding.

         In September, 1997, PMG purchased from Helionetics, with the approval of the Federal Bankruptcy Court in the pending Helionetics Chapter 11 Bankruptcy proceeding, all debt owed by Acculase to Helionetics. In October, 1997, the Company purchased the debt owing by Acculase, in the amount of $2,159,708 from PMG in consideration of 800,000 shares of Common Stock.

         In November, 1997, the Company issued 1,500,000 shares of Common Stock and 750,000 warrants (the "Warrants"), with an exercise price of $4.00 per share and a term of five (5) years, in a private placement, resulting in gross proceeds of $6,000,000 to the Company. The price of the Common Stock at November 30, 1997, was $5.06 per share. The Company also issued 150,000 Warrants and paid a commission of $480,000 to PMG as a placement agent fee. The Warrants have an exercise price of $4.00 per share. The Warrants provide that they may be adjusted in the event that the Company issues shares of Common Stock for consideration of less than $4.00 per share. In such event, the per share exercise price will be adjusted to the issue price of such additionally issued shares of Common Stock. In December, 1998, the Company issued shares of its Common Stock at $1.50 per share. The effect of such issuance was to reduce the exercise price of the 750,000 Warrants and the 150,000 Warrants issued to PMG to $1.50 per share. The Shares underlying these Warrants are being registered on Form S-1.

         The Company has agreed to issue to PMG an additional 75,000 warrants (the "Contingent Warrants") at a purchase price of $0.001 per share at such time as any of the other 750,000 Warrants have been exercised. The Contingent Warrants will be exercisable for a period of five years following the date of issue at an exercise price equal to the average closing bid price for the Common Stock for the ten trading days preceding the date of issue. The Warrants may be redeemed by the Company, upon 30 days' notice, at a redemption price of $0.10 per share if the closing bid price of the Common Stock exceeds $8.00 per share for a period of thirty consecutive trading days.

         In July, 1998, the Company granted warrants to acquire 300,000 shares of Common Stock to PMG and an employee of PMG at an exercise price of $2.00 per share in consideration for the guarantee, by PMG, of a lease of office space in Carlsbad, California by the Company and the raising of a bridge loan of $1,000,000. Such Warrants are exercisable at anytime until July 15, 2003. The shares underlying these Warrants are being registered on Form S-1.

         On December 31, 1998, the Company sold to Mr. & Mrs. Richard A. Hansen an aggregate of 100,000 shares of the Company's restricted Common Stock at $1.50 per share. The price of the Common Stock at December 30, 1998, was $2.50 per share. Mr. Hansen is the President of PMG, the Company's investment banker. These Shares are being registered on Form S-1.

         The Company believes that all such transactions with affiliates of the Company have been entered into on terms no less favorable to the Company than could have been obtained from independent third parties. The Company intends that any transactions and loans with officers, directors and five percent (5%) or greater stockholders, following the date of this Information Statement, will be on terms no less favorable to the Company than could be obtained from independent third parties and will be approved by a majority of the independent, disinterested directors of the Company.

                            DESCRIPTION OF SECURITIES

GENERAL

         The Company's authorized capital stock consists of 10,000,000 shares of Common Stock, par value $0.01 per share. As of the date of this Information Statement, there were issued and outstanding 9,274,699 shares of Common Stock. There were also issued and outstanding Warrants to purchase up to 2,170,000 shares of Common Stock and options to purchase up to 1,694,263 shares of Common Stock.

         As of February 4, 1998, the Company's stockholders adopted an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 15,000,000 shares, which is anticipated to be filed with the State of Delaware within approximately 20 days following the mailing of an Information Statement on Schedule 14c to the Company's stockholders. The Company intends to mail the Information Statement together with the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders.

COMMON STOCK

         Holders of the Common Stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by the Board of Directors out of legally available funds and to share ratably in any distribution of the Company's assets after payment of all debts and other liabilities, upon liquidation, dissolution or winding up. Holders of the Common Stock do not have preemptive rights or other rights to subscribe for additional shares, and the Common Stock is not subject to redemption. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

         Under Delaware law, each holder of a share of Common Stock is entitled to one vote per share for each matter submitted to the vote of the stockholders, and cumulative voting is allowed for the election of directors, if provided for in the Certificate of Incorporation. The Company's Certificate of Incorporation does not provide for cumulative voting.

WARRANTS

         As of the date of this Information Statement, the Company has issued a total of 2,170,000 warrants for the purchase of shares of Common Stock, at exercise prices ranging up to $2.00 per share. Of this total, 447,500 are subject to contingencies, and the remaining 1,722,500 are currently exercisable. See "Issuances of Securities."

OPTIONS

         The Company has issued and outstanding options to purchase 1,625,763 shares of Common Stock to various employees, officers, directors and consultants of the Company at exercise prices ranging from $0.50 to $3.1825 per share, 1,540,763 of which are currently exercisable. See "Issuances of Securities."


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table reflects, as of April 21, 1999, the beneficial Common Stock ownership of: (a) each director of the Company, (b) each Named Executive (See "Compensation of Executive Officer and Directors"), (c) each person known by the Company to be a beneficial holder of five percent (5%) or more of its Common Stock, and (d) all executive officers and directors of the Company as a group:

NAME AND ADDRESS
OF BENEFICIAL OWNER                          NUMBER OF SHARES             PERCENT #
-------------------                          ----------------          -----------------

Chaim Markheim(1)                                320,250                     3.13

Raymond A. Hartman(2)                            340,250                     3.32

Steven A. Qualls(3)                               64,666                       *

Alan R. Novak(4)                                 125,000                     1.25

John J. McAtee, Jr.(5)                           209,000                     2.09

Calvin Hori and Hori
Capital Management, Inc.(6)                      933,100                     9.41

Platinum Partners, LP(6)                         759,000                     7.66

Warwick Alex Charlton (7)                        155,000                     1.54

Steven Girgenti (8)                               50,000                       *

Harry Mittelman (9)                              256,000                     2.53

Pennsylvania Merchant Group Ltd(10)              869,840                     8.35

Richard Hansen (10)                              869,840                     8.35

Joseph E. Gallo, Trustee(11)                     950,500                     9.69

All directors and
Officers as a group
(8 persons)(12)                                1,520,766                    13.47

-----------------------

(FOOTNOTES CONTINUE ON THE FOLLOWING PAGE)

(FOOTNOTES FROM THE PRIOR PAGE)

         # Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

         *  Less than 1%.

         1. Includes options to purchase up to 320,250 shares of Common Stock. Mr. Markheim's address is 2431 Impala Drive, Carlsbad, California 92008.

         2. Includes options to purchase up to 330,250 shares of Common Stock registered in his name and options to purchase up to 10,000 shares of Common Stock registered in the name of his wife, Sandra Hartman. Mr. Hartman's address is 2431 Impala Drive, Carlsbad, California 92008.

         3. Includes 4,666 shares of Common Stock and options to purchase up to 60,000 shares of Common Stock. Mr. Qualls' address is 12351 Research Parkway, Orlando, Florida 32826.

         4. Includes 28,601 shares of Common Stock, which are being registered on Form S-1 and options to purchase up to 96,399 shares of Common Stock. Does include options to purchase up to 25,000 shares of Common Stock, which are vested, and does not include 15,000 options, which may vest periodically during the course of the year. Mr. Novak's address is 3050 K Street, NW, Suite 105, Washington, D.C. 20007.

         5. Includes 99,000 shares of Common Stock, including 84,000 of which are being registered on Form S-1 and options to purchase up to 110,000 shares of Common Stock. Does include options to purchase up to 25,000 shares of Common Stock, which are vested, and does not include 15,000 options, which may vest periodically during the course of the year. Mr. McAtee's address is Two Greenwich Plaza, Greenwich, Connecticut 06830.

         6. The listed persons, Calvin Hori ("Hori"), Hori Capital Management, Inc. ("Hori Capital") and Platinum Partners, LP ("Platinum") have jointly filed an Amendment No. 1 to Schedule 13D (the "Schedule 13D"), dated December 1, 1997, with respect to 933,100 shares of Common Stock. The Schedule 13D provides, in pertinent part, that: (a) Hori, Hori Capital and Platinum may be deemed to be the beneficial owners of 759,000 of these shares, and (b) Hori and Hori Capital may be deemed to be the beneficial owners of an additional 174,100 of these shares. The address for each of the listed persons is One Washington Mall, Boston, Massachusetts 02108.

         7. Includes options to purchase 155,000 shares of Common Stock. Does not include options to purchase up to 15,000 shares of Common Stock, which may vest subject to certain schedules periodically during the course of the year. Mr. Charlton's address is 304 Old Colony Road, Hartsdale, New York 10530.

         8. Includes options to purchase 50,000 shares of Common Stock. Does not include options to purchase up to 15,000 shares of Common Stock, which may vest subject to certain schedules periodically during the course of the year. Mr. Girgenti's address is Healthwork Corporation, 100 Avenue of the Americas, 8th Floor, New York, NY 10013.

         9. Includes 86,100 shares, warrants to purchase 33,000 shares, and options to purchase 50,000 shares of Common Stock. Dr. Mittelman owns, as Trustee of four family trusts, $140,000 principal amount of convertible promissory notes, convertible into 70,000 shares of Common Stock, and warrants to purchase up to 35,000 shares of Common Stock, of which warrants 50% are currently vested. Only the vested warrants are included here. Does not include options to purchase up to 15,000 shares of Common Stock, which may vest subject to certain schedules periodically during the course of the year. Dr. Mittelman's address is 2200 Sand Hill Road, Suite 110, Menlo Park, CA 94025. See "Issuances of Securities - Convertible Debt and Conversion of Convertible Debt."

         10. Includes 369,840 shares of Common Stock and 500,000 Warrants to purchase shares of Common Stock. This figure also includes 50,000 shares of Common Stock owned by Penelope Hansen, wife of Richard Hansen in her own name. The address of PMG and Mr. Hansen is is Four Falls Corp Center, West Conshocken, PA 19428.

         11. Includes 888,000 shares of Common Stock and 62,500 Warrants to purchase shares of Common Stock. Mr.Gallo is the Trustee of four (4) trusts which own these securities. All of the shares of Common Stock and the shares underlying the Warrants are being registered on Form S-1. In addition, three of these trusts are entitled to receive additional shares which will be issued subsequent to the date of this Information Statement in exchange for accrued but unpaid interest on loans made to the Company. As of the date of this Information Statement the exact amount of additional shares to be issued is unknown but the Company estimates that the number will not exceed 25,000 shares. Mr. Gallo's address is 600 Yosemite Blvd., Modesto, CA 95354.

         12. Includes 165,267 shares of Common Stock and options, notes and warrants to purchase up to 1,380,499 shares of Common Stock. Does not include options to purchase up to 92,500 shares of Common Stock, which may vest subject to certain schedules during the course of the year.

PROPOSAL 1.  INCREASE OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

         The Company's current Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Common Stock, par value $0.01 per share. This Proposal 1 increases the authorized number of shares of Common Stock to 15,000,000 shares, par value $0.01 per share.

         As of February 4, 1998, the Company had issued and outstanding 9,246,095 shares of Common Stock. As of February 4, 1998, the Board of Directors approved an increase in the authorized number of shares of Common Stock from 10,000,000 shares to 15,000,000 shares in order to reserve a sufficient number of authorized shares of Common Stock to be issued into which all issued, outstanding and unexercised convertible securities, including the Warrants, may be converted into Common Stock, to enable the Company to raise capital by issuance of securities, to facilitate acquisitions and mergers and to attract and retain qualified employees by offering stock options as incentive compensation for such persons, by authorizing the issuance of additional securities of the Company for purposes of effectuating such transactions.

         The proposed change would cause Article IV of the Company's Certificate of Incorporation to read as follows:

                  The total number of shares of stock which the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares of Common Stock, par value $0.01 per share.

         As of February 4, 1998, the Company's stockholders approved this Proposal 1 of this Information Statement to increase the authorized number of shares of Common Stock from 10,000,000 shares to 15,000,000 shares, as contemplated by this Proposal 1, by the affirmative vote of the holders of 4,764,241 shares, or 51.53% of the issued and outstanding shares of the Company's Common Stock as of such date.

DISSENTERS' RIGHTS OF APPRAISAL

         Delaware law generally provides that there is no right of dissent with respect to an amendment to the Company's certificate of incorporation which increases the authorized number of issued and outstanding shares.

         Therefore, the Company believes there are no dissenters' or appraisal rights available to stockholders with respect to the proposed Certificate of Amendment to the Certificate of Incorporation of the Company.

                           INCORPORATION BY REFERENCE

         The Company is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office in Washington, D.C. at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

         The Company incorporates by reference in this Information Statement the following items included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998:

1. ITEM 6 - Selected Financial Data.

2. ITEM 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations.

3. ITEM 7A - Quantitative and Qualitative Disclosure about Market Risk.

4. ITEM 8 - Financial Statements and Supplementary Data, including the audited Consolidated Financial Statements and related Notes and Schedules of Laser Photonics, Inc. and subsidiaries, including the consolidated balance sheets as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1998 and 1997, and the periods from May 23, 1995 through December 31, 1995, and January 1, 1995 through May 22, 1995 (the "Financial Statements") included in the 1998 Form 10-K.

5. ITEM 9 - Changes In and Disagreements with Accountants on Accounting and Financial Disclosures.

         The Company will mail a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, including the Financial Statements, to the Company's stockholders together with this Information Statement.

         Any requests for additional information with respect to this Information Statement should be addressed to the Company, to the attention of Laser Photonics, Inc., Chaim Markheim, Chief Financial Officer, 2431 Impala Drive, Carlsbad, California 92008, (760) 602-3300.


                                          By Order of the Board of Directors of

                                          LASER PHOTONICS, INC.



                                          By: /s/ Chaim Markheim
                                             -----------------------------------
                                              Chaim Markheim
                                              Chief Financial Officer

Carlsbad, California
DATED: April _____, 1999